As filed with the Securities and Exchange Commission on
October 18, 1996.             Registration No. 33-

------------------------------------------------------------------


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                       --------------------
                             FORM S-3

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    GREATER COMMUNITY BANCORP
      (Exact name of registrant as specified in its charter)

               New Jersey                         22-2545165
      (State or other jurisdiction             (I.R.S. Employer
      of incorporation or organization)        Identification No.)


                        55 Union Boulevard
                     Totowa, New Jersey 07512
            (Address of Principal Executive Offices)


                         C. Mark Campbell
                      Bergen Commercial Bank
                          2 Sears Drive
                   Paramus, New Jersey 07653
                          (201) 599-9400
              (Name, Address and Telephone Number
                of Agent for Service of Process)


Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. {x}

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. { }

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { }

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { }

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. { }

                  CALCULATION OF REGISTRATION FEE



Title of                      Proposed     Proposed
Each Class                    Maximum      Maximum
of Securities                 Offering     Aggregate   Amount of
to be          Amount to      Price per    Offering    Registration
Registered     be registered  Unit(1)(2)   Price (1)   Fee
-------------------------------------------------------------------

Common Stock    200,000 sh.    $16.3125     $3,262,500  $1,125



(1) Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share has been computed on the basis of the average bid and asked prices of the Registrant's common stock on October 16, 1996.

     This Registration Statement shall become effective automatically upon filing.

                    GREATER COMMUNITY BANCORP

                Cross reference sheet showing the
                location in the Prospectus of the
                        items of Form S-3


     Item and Caption                   Prospectus Headings

1.  Forepart of the Registration        Forepart of the
    Statement and Outside               Registration Statement;
    Front Cover Page of Prospectus      Outside front cover page

2.  Inside Front and Outside            See "Available
    Back Cover Pages of                 Information";
    Prospectus                          "Incorporation of Certain
                                        Information by Reference",
                                        and "Table of Contents"

3.  Summary Information, Risk           See "Greater Community
    Factors and Ratio of Earnings       Bancorp" and "Risk Factors"
    to Fixed Charges

4.  Use of Proceeds                     See "Use of Proceeds"

5.  Determination of Offering Price     Not applicable

6.  Dilution                            Not applicable

7.  Selling Security Holders            Not applicable

8.  Plan of Distribution                See "Description of the
                                        Plan"

9.  Description of Securities to        Front Cover
    be Registered

10. Interest of Named Experts           Not applicable
    and Counsel

11. Material Changes                    Not applicable

12. Incorporation of Certain            See "Incorporation of
    Information by Reference            Certain Information by
                                        Reference"

13. Disclosure of Commission            See "Indemnification"
    Position on Indemnification
    for Securities Act Liabilities

                    GREATER COMMUNITY BANCORP

             AUTOMATIC DIVIDEND REINVESTMENT PLAN AND
                       STOCK PURCHASE PLAN

     The Dividend Reinvestment Plan and Stock Purchase Plan ("Plan") of Greater Community Bancorp ("Bancorp") described herein provides holders of Bancorp's Common Stock, par value $1.00 per share ("Common Stock"), with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock.

     The Plan does not represent a change in Bancorp's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, governmental regulations and other factors.

     A total of 200,000 shares of Common Stock have been registered for sale under the Plan.

     See "Risk Factors" for information that should be considered by prospective investors.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
FUND OR ANY OTHER GOVERNMENTAL AGENCY.




          The date of this Prospectus is October 18, 1996

                        AVAILABLE INFORMATION

     Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and New York (Seven World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such web site is "http:/www.sec.gov".

     Bancorp has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to Bancorp, the Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.


        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents that have previously been filed by Bancorp with the Commission under Commission File No. 0-14294 are incorporated by reference into this Registration Statement:

     1.   Annual Report on Form 10-KSB for the year ended
          December 31, 1995.

     2.   Quarterly Reports on Form 10-QSB for the quarters ended
          March 31, 1996 and June 30, 1996.

     3.   Current Report on Form 8-K dated December 31, 1995.

     4.   Current Report on Form 8-K/A dated December 31, 1995.

     5.   Current Report on Form 8-K dated June 28, 1996.

     6.   Current Report on Form 8-K dated July 3, 1996.

     7.   Current Report on Form 8-K dated July 30, 1996.

     8. The description of the common stock contained in Registration Statement under the Securities Exchange Act of 1934 on Form 8-A, effective March 20, 1986.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     Bancorp additionally incorporates by reference herein all documents to be filed by Bancorp pursuant to Sections 13(a),13(c),14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such documents shall be deemed to be a part hereof from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     Bancorp will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than certain exhibits to such documents). Written requests for such documents should be addressed to Corporate Secretary, Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512. Telephone requests may be addressed to the Corporate Secretary at (201) 942-1111.


                    GREATER COMMUNITY BANCORP

     Bancorp is a registered bank holding company organized as a business corporation under New Jersey law. Bancorp's principal activities consist of owning and supervising two wholly-owned state-chartered banks in New Jersey. Bancorp's two bank subsidiaries are Great Falls Bank, Totowa, New Jersey and Bergen Commercial Bank, Paramus, New Jersey. Bancorp changed its name from Great Falls Bancorp to Greater Community Bancorp earlier this year following the acquisition of Bergen Commercial Bank on December 31, 1995.

     Bancorp's principal executive offices are located at 55 Union Boulevard, Totowa, New Jersey 07512 and its telephone number is
(201) 942-1111.


                           RISK FACTORS

     An investment in the Common Stock offered hereby involves a significant degree of risk. In addition to other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered hereby.

Absence of Active Trading Market for Common Stock: Historically, the Common Stock has not been actively traded. The Common Stock is not presently listed on any securities exchange or on the National Association of Securities Dealers Automated Quotation System, although it trades in the over-the-counter market. There are currently only three market makers for the Common Stock. The reasons for the lack of active trading include the fact that the Common Stock is not widely distributed and that the directors and executive officers of Bancorp and its bank subsidiaries own a large percentage of the outstanding shares. The concentration of shares in the hands of directors and executive officers is likely to increase as a result of recent grants of options under two option plans adopted in 1996. On the other hand, the number of shareholders and the number of outstanding shares of Common Stock both increased as a result of issuances of stock in connection with the acquisitions of Family First Federal Savings Bank and Bergen Commercial Bank in 1995. Accordingly, no assurances can be given that a holder will be able to sell the Common Stock when desired or that he will not incur a significant markdown in connection with such a sale.

Investment in Greater Community Financial, L.L.C.: In April, 1995, Bancorp and two individuals with experience in the securities industry formed Greater Community Financial, L.L.C., a New Jersey limited liability company, to engage in the business of providing securities brokerage services and certain related activities. Greater Community Financial intends to commence operations as soon as possible following receipt of all required regulatory approvals and licenses. Bancorp is contractually obligated to make capital contributions of up to $750,000 to Greater Community Financial,
L.L.C.    Bancorp considers its investment in Greater Community
Financial to be riskier than its investments in its bank subsidiaries because Greater Community Financial, L.L.C. has no operating history and because the securities brokerage business is inherently riskier than banking.

Intense Competition in Bancorp's Market Area: Bancorp's two bank subsidiaries operate in Passaic County and Bergen County, New Jersey. Greater Community Financial, L.L.C. plans to serve the same market area. Intense competition exists in all aspects of the financial service industry in this area, including competition from a number of major banking and financial institutions and securities brokers which have substantially greater resources, name recognition and market presence than Bancorp or its subsidiaries.


                     DESCRIPTION OF THE PLAN

The Plan:

Automatic Dividend Reinvestment--Through the Plan, Bancorp shareholders may elect to have all or 1/2 of the cash dividends paid on their shares of Common Stock (including dividends paid on any shares accumulated under the Plan) invested automatically in additional shares of Common Stock. Investments in Common Stock under the Plan are made by First City Transfer Company ("Agent"), which administers the Plan as agent for the Plan's participants.

Split Share Feature--Plan participants may elect to have only 1/2 of their cash dividends invested automatically in additional shares of Common Stock and to have the other 1/2 of the cash dividends paid in cash. New Plan participants must indicate whether they elect to have all or only 1/2 of their cash dividends invested automatically in additional shares on the Authorization Card which they use to enroll in the Plan. Thereafter, Plan Participants may change this election from time to time by sending another Authorization Card to the Agent.

Cash Contributions--Plan participants may also invest from $25 to $3,000 per quarterly dividend period in cash to purchase additional shares of Common Stock. One dividend reinvestment must be made by a Plan participant before that participant can make voluntary cash contributions. Thereafter, Plan participants may continue to make voluntary contributions as long as they continue to have cash dividends reinvested through the Plan. Plan Participants are not obligated to make any voluntary additional purchases. Even if you do participate in this part of the Plan, you don't have to invest each quarter, and there's no set amount you have to invest each period. Cash contributions may be made by using the cash payment stub that will be attached to your account statement. Cash contributions must be received by the Agent not more than 30 days before a dividend payment date and not later than 5 days before a dividend payment date. The Agent will hold your cash contribution and then combine it with funds received from that dividend for the purchase of additional shares of Common Stock. Interest will not be paid on cash contributions held by the Agent. Dividend payment dates for Common Stock during the last several years have been the last day of January, April, July and October. Cash contributions which the Agent receives more than 30 days before a dividend payment date will be returned. A refund of a cash contribution can be obtained by a written request to the Agent. Any such request must be received by the Agent at least two days before the cash dividend payment date.

Purchases of shares: The Agent may purchase shares of Common Stock for the Plan participants either from previously issued shares of Bancorp or from shares newly-issued by Bancorp, subject to such terms of price, delivery, etc., as to which the Agent may agree. Neither Bancorp nor any Plan participant will have the authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases of previously-issued shares are to be made. Neither the Agent nor Bancorp will not have any liability as to any inability to purchase shares of Common Stock or as to the timing of any purchases.

Costs: The cost to a Plan participant for shares of Common Stock purchased under the Plan is limited to the price of the shares of Common Stock purchased for that participant. This price is the average price paid by the Agent, acting as agent for the Plan participants, for all shares purchased under the Plan in connection with a given cash dividend, including shares purchased with any voluntary cash payments. If the Agent purchases shares in the open market, any brokerage commissions, retail markups, transfer taxes and/or fees will be included in the price. The anticipated cost of such brokerage commissions, retail markups, transfer taxes and/or fees is expected to be approximately 25 cents for each share purchased on the open market. If the Agent purchases newly-issued shares from Bancorp, the price will be the average of the closing bid and asked prices for the five business days preceding the date the shares are purchased, but no brokerage commission or retail markup will be charged. Bancorp will pay all of the Agent's service charges relating to the Plan's administration.

Account statements: The Agent will send a statement to each Plan participant each time that participant's cash dividends and any cash contributions are invested as soon as practicable after the investment date, describing the participant's cash dividends received for investment under the Plan and any voluntary cash contributions received, the number of shares of Common Stock purchased on the participant's behalf, the price per share, the date of purchase, and the total shares accumulated for the participant's account under the Plan.

Obtaining share certificates: A Plan participant may obtain, without charge, a certificate or certificates for all or part of the full shares of Common Stock credited to the participant's account by making a request in writing to the Agent.

Termination at any time: Participation in the Plan is entirely voluntary. A Plan participant may terminate at any time by written instructions to the Agent. To be effective on a dividend payment date, the notice to terminate must be received by the Agent at least five business days before the record date for that dividend.

Bancorp may amend, modify, suspend or terminate the Plan at any time on notice to the Plan participants. Also, Bancorp or the Agent may, in its sole discretion, terminate a Plan participant's participation in the Plan at any time by notice to the participant.

Upon termination, a participant will receive certificates for the whole shares of Common Stock credited to the participant's account unless the participant has requested that all or any part of such shares be sold and the proceeds of the sale be delivered in cash. Such sale may, but need not, be made by purchase of the shares for the account of other participants, and any such transaction will be deemed to have been made at the then current market price (as determined by the Agent in its discretion) less any brokerage commissions and any other costs of sale. Fractional shares credited to a terminating account will be paid for in cash at the then current market price.

Voting:   A Plan participant will have the sole right to vote full
Common Shares purchased for such participant which are held by the Agent under the Plan on the record date for a vote.

Stock dividends, split shares, etc.: Any stock dividends or split shares of Common Stock distributed on shares held by the Agent for a participant will be credited to the participant's account. Any stock dividends or split shares distributed on Common Shares held in a participant's name will be sent directly to the participant. In the event Greater Community makes available to its shareholders of Common Stock rights to subscribe for additional shares, debentures, or other securities, the full shares of Common Stock held for a participant under the Plan will be added to any other shares of Common Stock held by the Participant in calculating the number of rights to be issued to such participant.

Limitation on Agent's Liability: The Agent will not be liable under the Plan (unless it is grossly negligent) for any act done in good faith or for any good faith omission to act including, without limitation, any claim for liability with respect to the prices at which shares are purchased or sold for participants' accounts and the time such purchases or sales are made.

Income tax information: Even though all (or, if you so elect, 1/2) of a Plan participant's cash dividends will be reinvested, the full amount of dividends declared is normally the amount includible in the participant's gross income for income tax purposes as if the dividends were all paid in cash. It is possible that the amount of your gross income for income tax purposes will also include any excess of the fair market value of the shares which the Agent purchases for your account on the date of purchase over the price the Agent pays for the shares. This might occur, for example, if the price of the Common Stock as traded on the open market exceeds the formula price at which Bancorp sells newly-issued shares to the Agent under the Plan. The information returns sent to each Plan participants and the Internal Revenue Service after the end of each tax year will show the taxable amount of the participant's dividend and any such other income.

A Plan participant will recognize gain or loss (which for most participants will be a capital gain or loss) for income tax purposes when the shares are sold or exchanged, either by the Agent at the participant's request when the participant terminates his or her participation in the Plan or by the participant after withdrawing the shares from the Plan. A Plan participant's basis for determining gain or loss will be the amount of the cash dividends reinvested, or the amount he or she paid in the case of voluntary purchases, plus any other income reported to the participant as described above. A participant will also recognize a gain or loss when he or she receives a cash payment for a fractional share credited to his or her account upon a termination of participation in the Plan or upon a termination of the Plan.
For income tax purposes, a participant's holding period begins on the date the Agent credits his or her account with shares purchased under the Plan.

You are urged to consult with your own tax advisor for more specific tax information, especially for rules relating to tax basis in cases such as a gift of shares held under the Plan or a participant's death and with respect to any tax law changes.

Who can participate in the Plan: Only shareholders of record are entitled to participate in the Plan. Shareholders whose shares are registered in names other than their own (for example, in the name of a "nominee" such as a broker, trustee or bank nominee) must arrange for a transfer of shares directly into their own names in order to participate in the Plan. The holder of the shares must complete, sign and return an Authorization Card. Communications from the Agent, including account statements, will be sent only to record owners, and only a record owner can communicate instructions and forward cash payments to the Agent.

Enrollment; Changes: Record holders of Common Stock may enroll in the Plan by signing and mailing an Authorization Card to:

Greater Community Bancorp
Dividend Reinvestment Plan
P.O. Box 600
Edison, New Jersey 08818-0600

Plan participants may also use Authorization Cards from time to time to change their election with respect to the portion of the cash dividends (i.e., all or 1/2) which are to be automatically invested in additional shares of Common Stock. Authorization Cards used for this purpose must also be signed and mailed to the above address.

Authorization Cards may be obtained by writing to Greater Community Bancorp at the above address.

Additional information: For Dividend Reinvestment Plan information, please call First City Transfer Company at 1-908-205-4512.


                         USE OF PROCEEDS

     Bancorp has no basis for estimating precisely either the number of shares of Common Stock that ultimately will be originally issued by Bancorp or the prices at which such shares will be sold. Bancorp proposes to use the net proceeds from the sale of such shares, when and as received, for working capital and other general corporate purposes, including investments in, or extensions of credit to, Bancorp's bank subsidiaries and Greater Community Financial, L.L.C. Bancorp is unable to estimate the amount of the proceeds which will be devoted to any specific purpose.


                             EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen
LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                          LEGAL OPINION

     The legality of the shares of Common Stock offered hereby will be passed upon for Bancorp by Williams, Caliri, Miller & Otley, A
Professional Corporation, 1428 Route 23, Wayne, New Jersey 07474-0995.


          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 14A:3-5 of the New Jersey Business Corporation Act makes provision for the indemnification by Bancorp of past and current directors and officers against liabilities and expenses under certain circumstances. The Certificate of Incorporation of Bancorp provides for indemnification of directors and officers by Bancorp to the fullest extent permitted by law.

     Bancorp has purchased insurance policies which will pay on behalf of any of its directors or officers any loss (within limits and subject to applicable deductible provisions under such policies) arising out of certain claims made against such person by reason of any wrongful act taken, omitted or attempted by such person in such person's capacity as a director or officer, including, among other things, any misleading statement or omission or other matter claimed against such person solely by reason by such person's being a director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Bancorp pursuant to the foregoing provisions, or otherwise, Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Bancorp since the date hereof. No person has been authorized by Bancorp to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Bancorp. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which it would be unlawful to make such offer or solicitation.
                         _____________

                       TABLE OF CONTENTS

                                                     Page
Available Information................................  2
Incorporation of Certain Information by Reference....  2
Greater Community Bancorp............................  3
Risk Factors.........................................  4
Description of the Plan..............................  5
     The Plan........................................  5
     Purchases of Shares.............................  6
     Costs...........................................  6
     Account Statements..............................  6
     Obtaining Share Certificates....................  6
     Termination At Any Time.........................  6
     Voting..........................................  7
     Stock Dividends, Split Shares, etc..............  7
     Limitation on Agent's Liability.................  7
     Income Tax Information..........................  7
     Who Can Participate in the Plan.................  8
     Enrollment; Changes.............................  8
     Additional Information..........................  9
Use of Proceeds......................................  9
Experts..............................................  9
Legal Opinion........................................  9
Indemnification for Securities Act Liabilities.......  9
                         _____________

                   GREATER COMMUNITY BANCORP

            AUTOMATIC DIVIDEND REINVESTMENT PLAN AND
                      STOCK PURCHASE PLAN

                          ------------

                           PROSPECTUS

                          -----------

                        October 18, 1996

                             PART II


        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee.......$1,125.00
Printing, engraving and reproduction (estimated)..........$2,500.00
Fees and expenses of plan administration (estimated
                                         (annual cost)....$2,000.00
Legal fees and expenses (estimated).......................$4,000.00
Accounting fees and expenses (estimated)..................$1,000.00
Miscellaneous (estimated).................................$1,000.00
TOTAL....................................................$11,625.00

Item 15.  Indemnification of Directors and Officers

     (1) Indemnification. Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determine he is entitled to indemnification.

     In accord with such statutory provision, Article VI of the Registrant's By-laws provides as follows:

           "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

          "(a) Proceedings by Others. Provided a specific determination has been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

          "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

          "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

     "The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable,
     (ii) of this paragraph (a). Such determination shall be made

          "(1) by the Board of Directors acting by a quorum of Directors who were not parties to the proceeding; or

          "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion; or

          "(3) by its Shareholders.

          "(b) Proceedings by Corporation. Provided a specific determination has been made, or court order entered, as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph (a) of this Article.

          "(c) Required Indemnification. Notwithstanding the requirements of paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

          "(d) Advance Payment of Expenses Permitted. Reasonable cost, disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

          "(e) Proceeding Defined. As used in this Article VI, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          "(f) Provisions not Exclusive. The indemnification provided by this Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

     (2) Insurance Coverage. Effective January 1, 1996, the registrant purchased directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $3 million with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933, as amended.

         (3) Exculpation.  Paragraph  7  of  the  Certificate  of
Incorporation of Greater Community Bancorp, as amended, provides as follows:

          "A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or
         (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."

Item 16.  Exhibits

         The following exhibits are being filed with this Registration
Statement:

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit 3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit
                    5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1       Power of Attorney of Certain Directors and
                    Officers (included on signature page of this Registration Statement).

         99.1 Dividend Reinvestment Plan and Stock Purchase Plan of Greater Community Bancorp

Item 17. Undertakings

         The Undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i)  To include any prospectus required by section
          10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

         Provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section
15(d) of The Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on October 15, 1996.

                             GREATER COMMUNITY BANCORP


                             By: /s/ C. Mark Campbell
                                 C. MARK CAMPBELL
                                 Executive Vice President and Director

         We, the undersigned directors and officers of Greater Community Bancorp, do hereby jointly and severally appoint George
E. Irwin our true and lawful attorney and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable Greater Community Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registrant on Statement on Form S-3, including specifically but without Limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendmentS (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 15, 1996

                              /s/ John Soldoveri
                             JOHN SOLDOVERI
                             Chairman of the Board,
                             Principal Executive Officer
                             and Director

Date: October 15, 1996
                              /s/ M.A. Bramante
                             M. A. BRAMANTE
                             Director

Date: October 15, 1996
                              /s/ Anthony M. Bruno, Jr.
                             ANTHONY M. BRUNO, JR.
                             Vice Chairman of the Board
                             and Director

Date: October 15, 1996       /s/ C. Mark Campbell
                             C. MARK CAMPBELL
                             Executive Vice President
                             and Director


Date: October 15, 1996
                              /s/ Robert Conklin
                             ROBERT CONKLIN
                             Director

Date: October 15, 1996
                              /s/ George E. Irwin
                             GEORGE E. IRWIN
                             President and Director


Date: October 15, 1996
                              /s/ Joseph A. Lobosco
                             JOSEPH A. LOBOSCO
                             Director


Date: October 15, 1996
                               /s/ Alfred R. Urbano
                             ALFRED R. URBANO
                             Director


Date: October 15, 1996
                              /s/ Charles J. Volpe
                              CHARLES J. VOLPE
                              Director


Date: October 15, 1996
                               /s/ Naqi A. Naqvi
                             NAQI A. NAQVI
                             Treasurer, Principal Financial
                             Officer and Principal Accounting
                             Officer

                        EXHIBIT INDEX


         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-3.

Number                  Title

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit 3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit
                    5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1       Power of Attorney of Certain Directors and
                    Officers (included on signature page of this Registration Statement).

         99.1 Dividend Reinvestment Plan and Stock Purchase Plan of Greater Community Bancorp

                                                EXHIBIT 5.1

                                                October 18, 1996

Greater Community Bancorp
55 Union Boulevard
Totowa, NJ 07512

Gentlemen:

         We have acted as counsel to Greater Community Bancorp, a New Jersey Corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of l933, covering the registration of 200,000 shares of the Company's Common Stock, par value $1.00 per share, which may be issued in connection with the Dividend Reinvestment Plan and Stock Purchase Plan of Greater Community Bancorp (the "Plan").

         We have examined such documents and instruments and satisfied ourselves as to such other matters as we deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         The shares of Common Stock being registered, when issued and delivered against payment therefor pursuant to the terms of the Plan, on or after the effective date of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement.



                            Very truly yours,
                            WILLIAMS, CALIRI, MILLER & OTLEY
                            A PROFESSIONAL CORPORATION

                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Greater Community Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1996 included in Greater Community
Bancorp's (formerly Great Falls Bancorp) Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement on Form S-3.



                                       ARTHUR ANDERSEN LLP


Roseland, New Jersey
October 18, 1996

                                                   EXHIBIT 99.1

                        TERMS OF DIVIDEND
                   REINVESTMENT PLAN AGREEMENT

1. This Agreement sets forth the rights and obligations of Greater Community Bancorp ("Greater Community"), First City
Transfer Company (the "Agent") and the participant ("Participant") in the Greater Community Bancorp Dividend Reinvestment Plan
("Plan"). The Agent, acting as agent for each Participant in the Plan, will apply all cash dividends paid to such Participant on Common Shares (including both registered shares held by the Participant and all shares accumulated under the Plan) and which are authorized by the Participant to be so applied (as authorized by the Participant's authorization card), and any voluntary cash contributions received from such Participant, to the purchase of additional Common Shares for such Participant. At the Participant's option, as indicated on the authorization card, one-half of the Participant's cash dividends will be invested in Greater Community common stock and the other one-half of the Participant's cash dividends will be paid to the Participant in cash. These purchases may be made either from previously issued shares of Greater Community, whether on any securities exchange where the shares are traded, in the over-the-counter market, or by negotiated transactions, or from shares newly-issued by Greater Community, and may be subject to such terms of price, delivery, etc., as to which the Agent may agree. Neither Greater Community nor any shareholder will have the authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases of previously-issued shares are to be made. A Participant's funds held by the Agent uninvested will not bear interest, and the Agent and Greater Community will not have any liability as to any inability to purchase Common Shares or as to the timing of any purchases. Any voluntary cash contribution will be refunded if a Participant's written request for a refund is received by the Agent at least two days before the dividend payment date with which it would be otherwise invested.

2. For the purpose of making purchases, the Agent will commingle each Participant's funds (both authorized cash dividends and voluntary contributions) with those of all other holders of Greater Community Common Shares who are Participants in the Plan. The price per share of Common Shares purchased for each Participant's account will be the average price of all shares purchased
(including any brokerage commissions relating to purchases of outstanding Common Shares), with respect to that dividend reinvestment date, with the funds available from dividends and any voluntary cash contributions being concurrently invested. No brokerage commission or similar charge will be made for Common
Shares which are newly-issued by Greater Community to the Agent under the Plan. If newly-issued shares are purchased directly from Greater Community, the price will be the average of the mean between the closing bid and asked prices (as quoted by a regular market maker for the Common Shares designated to the Agent by Greater Community from time to time) during the five business days preceding the date the shares are purchased. Greater Community will pay all of the Agent's service charges relating to the administration of the Plan. The Agent will hold the total Common Shares purchased for all Participants in the Agent's name or the name of the Agent's nominee and will have no responsibility for fluctuations in the value of such shares after their purchase.

3. The Agent will make every effort to invest all authorized dividends and voluntary cash contributions promptly after receipt of such dividends and contributions, and in no event later than thirty days from such receipt except where necessary under any applicable Federal securities laws. Contributions must be received not more than thirty days prior to the dividend payment date and not later than five business days prior to the dividend payment date.

4. One dividend reinvestment must be made for a Participant before voluntary cash contributions can be made by such Participant. Each voluntary contribution must be at least $25, and contributions in any one calendar quarter cannot exceed an aggregate of $3,000, for a Participant.

5. A statement describing cash dividends and any voluntary cash contributions received, the number of Common Shares purchased, the price per share, the date of purchase, and the total shares accumulated under the Plan will be mailed to each Participant by the Agent as soon as practicable after completion of each investment for a Participant's account.

6. Each Participant may obtain, without charge, a certificate or certificates for all or part of the full Common Shares credited to the Participant's account by making a request in writing to the Agent.

7. Participation in the Plan may be terminated by a Participant at any time by written instructions to that effect to the Agent.
To be effective on a dividend payment date the notice to discontinue must be received by the Agent five business days before the record date for that dividend. If a notice to discontinue is received by the Agent less than five business days the record date for a dividend payment, such notice to discontinue may not become effective until such dividend has been reinvested and the purchased shares are credited to the Participant's account under the Plan.

         Greater Community or the Agent may terminate, for whatever reason at any time as it may determine in its sole discretion, a Participant's participation in the Plan upon mailing a notice to terminate the Participant at his address as it appears on the Agent's records.

         Upon termination, a Participant will receive certificates for the whole Common Shares credited to the Participant's account unless the Participant has requested that all or any part of such shares be sold and the proceeds of the sale be delivered in cash.
Such sale may, but need not, be made by purchase of the shares for the account of other Participants, and any such transaction will be deemed to have been made at the then current market price (as determined by the Agent in its discretion) less any brokerage commissions and any other costs of sale. Fractional shares credited to a terminating account will be paid for in cash at the then current market price.

8. A Participant will have the sole right to vote full Common Shares purchased for such Participant which are held by the Agent under the Plan on the record date for a vote. Participants under the Plan who are registered holders of Common Shares will receive only one proxy which will include both registered shares and shares credited under the Plan.

9. Any stock dividends or split shares of Greater Community Common Shares distributed on Common Shares held by the Agent for a Participant will be credited to the Participant's account. (Any stock dividends or split shares distributed on Common Shares held in a Participant's name will be sent directly to the Participant.) In the event Greater Community makes available to its shareholders of Common Shares rights to subscribe to additional shares, debentures, or other securities, the full Common Shares held for a Participant under the Plan will be added to any other Common Shares held by the Participant in calculating the number of rights to be issued to such Participant.

10. Reinvestment of dividends under this Plan does not relieve Participants of liability for income taxes that may be payable on such dividends or other amounts includible in income under applicable tax law. Dividends paid on the accumulated shares or other amounts required to be reported as gross income for Federal income tax purposes will be included in Form 1099-DIV, a copy of which will be sent to the Internal Revenue Service and to each Participant.

11. The Agent will not be liable under the Plan (unless it is grossly negligent) for any act done in good faith or for any good faith omission to act including, without limitation, any claim for liability with respect to the prices at which shares are purchased or sold for Participants' accounts and the time such purchases or sales are made.

12. The terms and conditions of the Plan and its operation will be governed by the laws of the State of New Jersey.

13. The Tax Equity and Fiscal Responsibility Act of 1982 imposes certain reporting obligations upon brokers and other middlemen. As a result, the Agent will be required to report to the Internal

Revenue Service and the Participant any sale of stock by it on a Participant's behalf.

14. The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of Greater Community without the approval of the Participants. Notice of such suspension or termination or material amendment or modification will be sent to all Participants, who will at all times have the right to withdraw from the Plan. Nothing in this Plan will be considered a guarantee or promise to pay any dividends in the future except as may be declared by the Board of Directors of Greater Community from time to time.